EXHIBIT 23.1

SHERB & CO., LLP	1900 NW Corporate Blvd., Suite East 210 Boca Raton, FL 33431 Tel: 561.886.4200 Fax: 561.886.3330 e-mail: info@sherbcpa.com Offices in New York and Florida

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  MDwerks, Inc.

We hereby consent to the use in Form 10KSB our report dated March 17, 2008 on the consolidated financial statements of MDwerks, Inc. and Subsidiaries as of December 31, 2007 and for the year then ended.

Certified Public Accountants

March 27, 2008